UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant
to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2015

Senomyx, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50791 (Commission File Number)	33-0843840 (I.R.S. Employer Identification No.)

4767 Nexus Centre Drive San Diego, California (Address of principal executive offices)	92121 (Zip Code)

Registrant's telephone number, including area code: (858) 646-8300

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

On February 19, 2015 we entered into an Amendment (the “Amendment”) to the Lease Agreement with ARE-NEXUS CENTRE II, LLC (the “Lease”) dated January 12, 2006 for our offices located at 4767 Nexus Centre Drive, San Diego, California.  Our lease was scheduled to expire in February 2017. Under the Amendment, we have extended the term of our Lease for an additional seven years through February 2024. In connection with such extension, we will pay $17.5 million in incremental rent payments over the extended life of the lease. Under the amended terms, beginning in 2015, our annual rent expense and rent payments will be reduced compared to the previous lease terms as a result of certain rent abatement periods and lower annual rent increases.

The foregoing description of the Amendment to the Lease does not purport to be complete and is qualified in its entirety by reference to the Amendment which will be filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENOMYX, INC.

	By:	/S/ ANTONY ROGERS
Antony Rogers
Senior Vice President and Chief Financial Officer

Date: February 23, 2015